UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2014

SELECT INCOME REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35442	45-4071747
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 796-8303

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Item 9.01.  Financial Statements and Exhibits.

This Current Report on Form 8-K includes an updated unaudited pro forma consolidated statement of income for Select Income REIT, or we, us or our, which gives effect to certain transactions we have completed since January 1, 2013, as if those transactions all occurred on that date. This unaudited pro forma consolidated statement of income is not necessarily indicative of the expected results of our operations for any future period.  Differences could result from numerous factors, including future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received pursuant to our existing leases or leases we may enter into during and after 2014, and for other reasons. Consequently, actual future results are likely to be different than amounts presented in the unaudited pro forma consolidated statement of income related to these transactions and such differences could be significant.

(b)  Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Consolidated Statement of Income	F-1
Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2013	F-2
Notes to Unaudited Pro Forma Consolidated Statement of Income	F-3

SELECT INCOME REIT

Introduction to Unaudited Pro Forma Consolidated Statement of Income

The following unaudited pro forma consolidated statement of income for the year ended December 31, 2013 presents the results of our operations as if the transactions described in the notes to the unaudited pro forma consolidated statement of income were completed on January 1, 2013. This unaudited pro forma consolidated statement of income should be read together with our financial statements for the year ended December 31, 2013 and the notes thereto included in our Annual Report on Form 10-K filed on February 21, 2014 with the Securities and Exchange Commission, or the SEC, and the Statements of Revenues and Certain Operating Expenses of 501 South 5th Street, Richmond VA, included in Item 9.01(a) of our Current Report on Form 8-K/A filed with the SEC on September 18, 2013.

This unaudited pro forma consolidated statement of income is provided for informational purposes only. Our results of operations may be significantly different than what is presented in this unaudited pro forma consolidated statement of income. In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma consolidated statement of income have been included.

The allocations of the purchase prices of certain of our 2013 acquisitions described in the notes to the unaudited pro forma consolidated statement of income and reflected in the unaudited pro forma consolidated statement of income are based upon preliminary estimates of the fair values of assets acquired and liabilities assumed. Consequently, amounts preliminarily allocated to these assets acquired and liabilities assumed could change significantly from those reflected in the unaudited pro forma consolidated statement of income.

This unaudited pro forma consolidated statement of income is not necessarily indicative of what our results of operations would have been for the period shown or for any future period. Differences could result from numerous factors, including future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received pursuant to our existing leases or leases we may enter into during and after 2014, and for other reasons. Consequently, actual future results are likely to be different than amounts presented in the unaudited pro forma consolidated statement of income and such differences could be significant.

SELECT INCOME REIT

Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2013

(amounts in thousands, except per share data)

		July 2013	2013	Pro Forma
	Historical (A)	Offering (B)	Acquisitions (C)	Adjustments		Pro Forma

Revenues:
Rental income	$159,011	$—	$13,037	$(1,234	)(D)	$170,814
Tenant reimbursements and other income	29,312	—	2,288	—		31,600
Total revenues	188,323	—	15,325	(1,234)		202,414

Expenses:
Real estate taxes	20,271	—	1,145	—		21,416
Other operating expenses	16,111	—	1,132	328	(E)	17,571
Depreciation and amortization	31,091	—	—	5,764	(F)	36,855
Acquisition related costs	2,002	—	—	(2,002	)(G)	—
General and administrative	12,423	—	—	815	(H)	13,238
Total expenses	81,898	—	2,277	4,905		89,080

Operating income	106,425	—	13,048	(6,139)		113,334

Interest expense	(13,763)	2,117	—	(2,395	)(I)	(14,041)
Income before income tax benefit and equity in earnings of an investee	92,662	2,117	13,048	(8,534)		99,293
Income tax benefit	96	—	—	—		96
Equity in earnings of an investee	334	—	—	—		334
Net income	$93,092	$2,117	$13,048	$(8,534)		$99,723

Weighted average common shares outstanding	44,565			5,235	(J)	49,800

Net income per common share	$2.09					$2.00

See accompanying notes

SELECT INCOME REIT

Notes to Unaudited Pro Forma Consolidated statement of income

(dollars in thousands, except share data)

Basis of Presentation

(A)                               We were organized as a Maryland real estate investment trust, or REIT, on December 19, 2011 as a wholly owned subsidiary of CommonWealth REIT, or CWH. On February 16, 2012, CWH contributed 30 properties (251 buildings, leasable lands and easements) to us with a total of approximately 21.4 million rentable square feet. In return, we issued to CWH: (i) 22,000,000 common shares (including 1,000 common shares initially issued to CWH on December 21, 2011 in connection with our formation); and (ii) a $400,000 demand promissory note, or the CWH Note.

On March 6, 2012, we priced our initial public offering, or IPO, of 8,000,000 common shares. The sale of these shares and an additional 1,200,000 of our common shares pursuant to the exercise in full of our IPO underwriters’ option to purchase additional shares closed on March 12, 2012 and we became a public company. We used the net proceeds from the IPO and borrowings under our revolving credit facility to repay in full the CWH Note.

The historical unaudited pro forma consolidated statement of income includes our accounts and the accounts of our consolidated subsidiaries. All intercompany transactions and balances have been eliminated.

Unaudited Pro Forma Consolidated Statements of Income Adjustments

(B)                               Represents the adjustment related to the July 2013 sale of 10,500,000 of our common shares in a public offering at a price of $28.25 per share. Interest savings is calculated assuming $283,000 of the net proceeds from the offering were used to repay amounts outstanding under our revolving credit facility. The interest rate used to calculate interest savings is the weighted average interest rate for the six months ended June 30, 2013, or 1.50%. A change in the interest rate by plus or minus 1/8 of a percent would increase or decrease, respectively, our annual interest expense savings by approximately $354.

(C)                               Represents the adjustment to revenues and certain operating expenses related to 7 properties (11 buildings) we acquired during 2013 for an aggregate purchase price of $384,820, excluding acquisition costs. Pro forma adjustments are based upon historical results, except that, for pro forma purposes, we have assumed that the lease with the prior owner that was signed immediately following our acquisition of our Addison, TX property was in place as of January 1, 2013.

(D)                               Adjusts non-cash straight line rent and non-cash amortization of above and below market leases related to the property acquisitions described in Note (C). We amortize capitalized acquired above and below market lease values as a reduction or an increase, respectively, to rental income over the remaining terms of the leases. The components of the rental income adjustment are as follows:

Pro Forma
Adjustment
Non-cash, straight line rent adjustments	$(171)
Non-cash, net above and below market lease amortization	(1,063)
$(1,234)

(E)                                Adjusts other operating expenses related to the property acquisitions described in Note (C) based on our contractual obligations under our property management agreement with Reit Management & Research LLC, or RMR.

(F)                                 Adjusts depreciation and amortization expenses related to the property acquisitions described in Note (C). We depreciate our real estate investments on a straight line basis over estimated useful lives ranging up to 40 years.  We amortize the value of capitalized acquired in place leases, exclusive of the value of acquired above market and below market lease values, on a straight line basis over the terms of the associated leases.

(G)                               Adjustment to eliminate non-recurring acquisition related costs.

(H)                              Adjusts general and administrative expenses related to the property acquisitions described in Note (C). General and administrative expense adjustments are based on our contractual obligation under our business management agreement with RMR.

(I)                                   Adjusts interest expense related to the property acquisitions described in Note (C) assuming these acquisitions had occurred on January 1, 2013 and were financed using borrowings under our revolving credit facility. The interest rate used to calculate the pro forma interest expense adjustment is the weighted average interest rate for the year ended December 31, 2013, or 1.50%. A change in our variable interest rate by plus or minus 1/8 of a percent would increase or decrease, respectively, our annual pro forma acquisitions related interest expense by approximately $480.

(J)                                   Adjusts our weighted average common shares outstanding as if the common shares sold in connection with our July 2013 public offering described in Note (B) were outstanding as of January 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Date:  February 28, 2014